UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2024

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20430	84-1094315
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification)
incorporation)

P O Box 25201
Albuquerque, NM 87125
(Address of principal executive offices) (Zip Code)

(505) 255-4852

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.002 per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.

Mining Project Withdrawal

In early November 2023, the Company initiated discussions with a firm in Texas with the objective of securing capital essential for the acquisition of the mill, its construction on the site in Duncan, AZ, refurbishment of two mines for approval by MSHA, and provision of working capital for the initial mining and mill operation ramp up. During this period, the Company faced challenges regarding water rights payments, resulting in the cancellation of the mine agreement by the water rights holders around mid-November.

Despite encountering setbacks, the Company diligently pursued financing opportunities, providing comprehensive information and supplementary materials on the mining property and district. Subsequently, detailed listings of necessary equipment acquisitions and cost projections for mine refurbishment were submitted during ongoing discussions. Following a thorough review and editing process of projected costs, a 15-month cash and operational cash flow plan was developed, submitted, and deliberated upon. Due to the holiday season, these discussions extended into late January 2024.

In late January, the Company received details concerning the projected cost to finance the required loan request. The proposed loan interest rate notably exceeded the current prime rate, compounded by a market downturn in gold and silver prices. Additionally, monthly mine payments were slated to increase to $175,000, further exacerbated by the fluctuating and declining value of precious metals from time to time, resulting in an approximate decrease in the cash flow projection of $500,000.

Considering these developments and mindful of preserving the Company’s stability, particularly the consideration the past challenges faced in 2015 and 2016, the Company has made the decision to withdraw from the aforementioned project. Instead, focus will be redirected towards the long-term objectives of the TMRC/Alhambra project.

Item 2.05.     Costs Associated with Exit or Disposal Activities

The Company in our financial statements for the quarter ending March 31, 2024, will recognize a write down of $1,400,000 in mineral rights with the termination of  the Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description
99.1	Press release of Santa Fe Gold Corporation dated March 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Santa Fe Gold Corporation
Date: March 25, 2024	By:	s/s Stephen J. Antol
Stephen J. Antol
Chief Financial Officer